As filed with the Securities and Exchange Commission on January 6, 2000
                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ___________
                           CORDANT TECHNOLOGIES INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                                             26-2678716
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                          Identification Number)


                        15 W. South Temple, Suite 1600
                       Salt Lake City, Utah  84101-1532
                                (801) 933-4000
                       (Address and telephone number of
                  Registrant's principal executive offices)
                              __________________

                               Richard L. Corbin
              Executive Vice President and Chief Financial Officer
                           Cordant Technologies Inc.
                        15 W. South Temple, Suite 1600
                       Salt Lake City, Utah  84101-1532
                                (801) 933-4000
          (Name, address, including ZIP code, and telephone number,
                  including area code, of agent for service)
                                  ___________

                                  Copies to:
                                Scott R.  Haber
                              Tracy K.  Edmonson
                               Latham & Watkins
                       505 Montgomery Street, Suite 1900
                        San Francisco, California 94111
                                (415) 391-0600
                                  ___________
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                  ___________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                             Title of Each Class of                                Proposed Maximum        Amount of
                           Securities to be Registered                             Aggregate Offering      Registration
                                                                                   Price(1) (2)            Fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
Debt securities.............................................................
Equity warrants.............................................................
Preferred stock, $1.00 par value............................................
Common stock, $1.00 par value(4)............................................
Units consisting of one or more of the foregoing............................
Total.......................................................................       $ 650,000,000           $ 139,920
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).
(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.
(3) Pursuant to Rule 429(b) the registration fee hereunder is offset by the fee of $31,680 previously paid in connection with the registration of $120,000,000 in securities on registration statement no. 333-01753.
(4) Each share of common stock includes one preferred share purchase right under the Rights Agreement dated as of May 22, 1997, as amended, between the registrant and First Chicago Trust Company of New York.

                                  ___________

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus which relates to registration statement no. 333-01753, as amended, previously filed by the registrant on Form S-3. This registration statement also constitutes post-effective amendment no. 1 with respect to registration statement no. 333-01753, as amended, pursuant to which $120,000,000 in securities remain to be issued.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 6, 2000

                           CORDANT TECHNOLOGIES INC.

                                Debt Securities
                    Warrants to Purchase Equity Securities
                                 Common Stock
                                Preferred Stock
                                  ___________

                 We may from time to time sell up to $650,000,000 in the aggregate of:

          . debt securities, in one or more series, which may consist of notes, debentures or other types of debt;

          .    warrants to purchase equity securities;

          . shares of our preferred stock, par value $1.00 per share, in one or more series; and

          .    shares of our common stock, par value $1.00 per share.

                 We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                 Our common stock is traded on The New York Stock Exchange under the symbol "CDD."

                               __________________

                 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts.

                 This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

                         The date of this prospectus is ________________.

                 We have not authorized any dealer, salesperson or other to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

                 In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. This stabilizing, if commenced, may be discontinued at any time.

                               ________________

                               TABLE OF CONTENTS

                                                            Page
                                                            ----
About This Prospectus.......................................   3
Where You Can Find More Information.........................   4
Special Note Regarding Forward-Looking Statements...........   5
The Company.................................................   5
Use of Proceeds.............................................   6
Ratios of Earnings to Fixed Charges.........................   6
General Description of Securities...........................   7
Description of Debt Securities..............................   7
Description of Warrants.....................................  16
Description of Preferred Stock..............................  17
Plan of Distribution........................................  20
Legal Matters...............................................  20
Experts.....................................................  21

                             ABOUT THIS PROSPECTUS

                 This prospectus is a part of registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $650,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus together with additional information described under the next heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

                 We file annual and quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at:

          . the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and

          .    the regional offices of the SEC located at:

               Midwest Regional Office, Citicorp Center, Suite 1400, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661-2511; and

               Northeast Regional Office, Suite 1300, 13th Floor, 7 World Trade Center, New York, New York 10048.

                 You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site, http://www.sec.gov, that makes available reports, proxy statements and other information regarding registrants that file electronically with it. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc. 20 Broad Street, New York, New York 10005.

                 The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by us with the SEC:

          . Annual Report on Form 10-K for the year ended December 31, 1998 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 1998 Annual Meeting of Stockholders);

          .    Quarterly Report on Form 10-Q for the period ended March 31,
               1999;

          . Quarterly Report on Form 10-Q for the period ended June 30, 1999, as amended;

          . Quarterly Report on Form 10-Q for the period ended September 30, 1999, as amended;

          .    Current Report on Form 8-K filed with the SEC on June 28, 1999;

          .    Current Report on Form 8-K filed with the SEC on September 22,
               1999;

          .    Current Report on Form 8-K filed with the SEC on November 12,
               1999;

          . the description of the common stock contained in our Registration Statement on Form 8-A filed on July 3, 1989;

          . the description of the preferred share purchase rights contained in our registration statement on Form 8-A filed on May 28, 1997; and

          . all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering, which shall be deemed to be a part hereof from the date of filing of such documents.

                 To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to the Corporate Secretary, Cordant Technologies Inc., 15 W. South Temple, Suite 1600, Salt Lake City, Utah 84101-1532; telephone (801) 933-4000.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

                 This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project," or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

                                  THE COMPANY

                 We are a leading producer of high technology solid rocket motors for space, defense and commercial launch applications and a major supplier of precision fastening systems for aerospace and industrial markets worldwide. Our 84.6 percent owned subsidiary, Howmet International Inc. ("Howmet") is a leading manufacturer of investment cast turbine engine components for jet aircraft and industrial gas power generation markets, as well as a leading producer of aluminum investment castings for the commercial aerospace and defense electronics industries.

                 We have agreed not to acquire shares of Howmet common stock from the public if less than 14 percent of the Howmet common stock would be held by the public following such acquisition unless such acquisition is made in connection with a tender offer for all the shares or a merger or other business combination where all the publicly held shares are treated equally. On November 12, 1999, we announced that we had made a proposal to the Howmet board of directors to acquire all of the outstanding shares of Howmet not currently owned by us.

                 Our principal offices are located at 15 W. South Temple, Suite 1600, Salt Lake City, Utah 84101-1532

                                USE OF PROCEEDS

                 Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds would be used for general corporate purposes, which may include but are not limited to the repayment or refinancing of our indebtedness (including indebtedness incurred in connection with our acquisition of shares of Howmet common stock), working capital, capital expenditures and acquisitions. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                 The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

                                                Year Ended December 31,
                                      ------------------------------------------


                                      1998      1997       1996       1995     1994
                                      -----     -----      -----      -----    -----
Ratio of earnings to fixed charges     8.97      12.57      9.73       11.21    6.70
 and ratio of earnings to fixed
 charges and preferred stock
 dividends............................

                 For the purpose of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before income taxes and fixed charges (exclusive of preferred stock dividends). Because we did not distribute any preferred stock dividends during fiscal years 1994-1998, the two above ratios are identical.

                       GENERAL DESCRIPTION OF SECURITIES

                 We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $650,000,000 in the aggregate of:

                 . unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities;

                 . shares of preferred stock, par value $1.00 per share, in one or more series;

                 .    shares of common stock, par value $1.00 per share; and

                 . warrants to purchase preferred stock or common stock, or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

                 We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to herein as the "Securities."

                        DESCRIPTION OF DEBT SECURITIES

                 This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. As of the date of this prospectus, we have not determined that we will offer any debt securities nor have we negotiated an indenture with respect to any debt securities. Accordingly, the terms of the debt securities that we describe below (including with respect to covenants, events of default, indenture provisions, etc.) are general and are subject to the terms of the fully-negotiated indenture related to any debt securities. We will indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

                 The debt securities offered hereby will be issued under an indenture between us and the trustee named therein. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). We have incorporated by reference the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. Capitalized terms used in the summary below have the meanings specified in the indenture.

General

                 The indenture will provide for the issuance of debt securities in series and will not limit the principal amount of debt securities which may be issued. In addition, except as may be provided in the prospectus supplement relating to the debt securities, the indenture will not limit the amount of additional indebtedness we may incur.

                 The applicable prospectus supplement or prospectus supplements will describe the following terms of the series of offered debt securities in respect of which this prospectus is being delivered:

                 .    the title of the offered debt securities;

                 . whether the offered debt securities are senior debt securities, senior subordinated debt securities or subordinated debt securities or any combination thereof;

                 . any limit upon the aggregate principal amount of the offered debt securities;

                 . the date or dates on which the principal of the offered debt securities is payable;

                 . the rate or rates at which the offered debt securities will bear interest, if any, or the manner in which such rate or rates are determined;

                 . the date or dates from which any such interest will accrue, the interest payment dates on which any such interest on the offered debt securities will be payable and the record dates for the determination of holders to whom such interest is payable;

                 . the place or places where the principal of and any interest on the offered debt securities will be payable;

                 . our obligation, if any, to redeem, purchase or repay the offered debt securities in whole or in part pursuant to any sinking fund or analogous provisions or at the option of the holders and the price or prices at which and the period or periods within which and the terms and conditions upon which the offered debt securities shall be redeemed, purchased or repaid pursuant to such obligation;

                 . the denominations in which any offered debt securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof;

                 . if other than the principal amount thereof, the portion of the principal amount of the offered debt securities of the series which will be payable upon declaration of the acceleration of the maturity thereof;

                 . any addition to or change in the covenants which apply to the offered debt securities;

                 . any events of default with respect to the offered debt securities, if not otherwise set forth under "Events of Default";

                 . whether the offered debt securities will be issued in whole or in part in global form, the terms and conditions, if any, upon which such global offered debt securities may be exchanged in whole or in part for other individual securities, and the depositary for the offered debt securities;

                 . the terms and conditions, if any, upon which the offered debt securities shall be exchanged for or converted into other securities or property;

                 . the provisions, if any, relating to any security provided for offered debt securities; and

                 . any other terms of the offered debt securities which terms shall not be inconsistent with the provisions of the indenture.

                 We may issue debt securities at a discount from their principal amount (original issue discount securities). Federal income tax considerations and other special considerations applicable to any original issue discount securities will be described in the applicable prospectus supplement.

                 We may issue debt securities in bearer form, with or without coupons. Federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable prospectus supplement.

                 Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence of indebtedness by us.

Status of Debt Securities

                 The senior debt securities will be unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated indebtedness.

                 Our obligations pursuant to senior subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, to all of our senior indebtedness. Except to the extent set forth in the prospectus supplement, we define our "senior indebtedness" to mean the principal of, and premium, if any, and any interest (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on

                 . all of our indebtedness whether heretofore or hereafter incurred for borrowed money or in connection with the acquisition by us or our subsidiaries of assets other than in the ordinary course of business, for the payment of which we are liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire or otherwise, or the payment of which is secured by a lien, charge or encumbrance on assets acquired by us;

                 . amendments, modifications, renewals, extensions and deferrals of any such indebtedness; and

                 . any indebtedness issued in exchange for any such indebtedness (the three bullet points hereof being collectively referred to herein as "Debt"); provided, however, that the following will not constitute senior indebtedness with respect to senior subordinated debt securities:

                       . any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all of our Debt not expressly subordinated to such Debt;

                       . any Debt which by its terms refers explicitly to the senior subordinated debt securities and states that such Debt shall not be senior in right of payment; and

                       . any of our Debt in respect of the senior subordinated debt securities or any subordinated debt securities.

We will not issue Debt which is subordinated in right of payment to any of our other Debt and which is not expressly made pari passu with, or subordinate and junior in right of payment to, the senior subordinated debt securities.

                 Our obligations pursuant to subordinated debt securities will be subordinate in right of payment to all of our senior indebtedness and to any senior subordinated debt securities; provided, however, that the following will not constitute senior indebtedness with respect to subordinated debt securities:

                 . any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all of our Debt not expressly subordinated to such Debt; and

                 . any of our Debt in respect of subordinated debt securities and any Debt which by its terms refers explicitly to the subordinated debt securities and states that such Debt shall not be senior in right of payment.

                 No payment pursuant to the senior subordinated debt securities or the subordinated debt securities, as the case may be, may be made unless all amounts of principal, premium, if any, and interest then due on all of our applicable senior indebtedness shall have been paid in full or if there shall have occurred and be continuing beyond any applicable grace period a default in any payment with respect to any such senior indebtedness, or if there shall have occurred any Event of Default with respect to any such senior indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. However, we may make payments pursuant to the senior subordinated debt securities or the subordinated debt securities, as the case may be, if a default in payment or an Event of Default with respect to the senior indebtedness permitting the holder thereof to accelerate the maturity thereof has occurred and is continuing and judicial proceedings with respect thereto have not been commenced within a certain number of days of such default in payment or Event of Default. Upon any distribution of our assets upon dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before any payment is made on the senior subordinated debt securities or subordinated debt securities, as applicable. By reason of such subordination, in the event of our insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the senior subordinated debt securities or subordinated debt securities, as applicable, having a claim pursuant to the senior subordinated debt securities or subordinated debt securities, as applicable, may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any Event of Default (as defined below) in respect of the senior subordinated debt securities or the subordinated debt securities.

                 If we offer debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such debt securities would be senior to such debt securities. There does not currently exist any absolute limitation on the amount of senior indebtedness that may be issued in the future. However, the applicable prospectus supplement will also set forth any limitation on our issuance of any additional senior indebtedness.

Conversion Rights

                 The terms, if any, on which debt securities of a series may be exchanged for or converted into shares of common stock or preferred stock will be set forth in the prospectus supplement relating thereto. These terms will include whether such debt securities are convertible into common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Exchange, Registration, Transfer and Payment

                 Unless otherwise specified in the applicable prospectus supplement, payment of principal, premium, if any, and any interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registerable, at the office of the Trustee or at any other office or agency maintained by us for such purpose subject to the limitations of the indenture. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in denominations of U.S. $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Global Debt Securities

                 The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities. Each global security will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the indenture.

                 Notwithstanding any provision of the indenture or any debt security described herein, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary for such global security or any nominee of such depositary, and no such transfer may be registered, unless

               . the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

               . we execute and deliver to the trustee an order that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable;

               . an Event of Default with respect to the debt securities represented by such global security shall have happened and be continuing; or

               . there shall exist such circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

               The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

               Unless otherwise specified in the applicable prospectus supplement, debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. Upon the issuance of such global security, and the deposit of such global security with or on behalf of the depositary for such global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of beneficial interests in such global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

               So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in such global security will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive or certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

               Notwithstanding any other provisions to the contrary in the indenture, the rights of the beneficial owners of the debt securities to receive payment of the principal and premium, if any, of and interest on such debt securities, on or after the respective due dates expressed in such debt securities, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the beneficial owners.

               Principal of and any interest on a global security will be payable in the manner described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

               Without any required consent of holders of outstanding debt securities, we may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets to any person unless:

               . we are the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

               . the entity or person formed by or surviving any such consolidation or merger (if other than us) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of our obligations under the debt securities and the indenture; and

               . immediately prior to and after the transaction no default (as defined in the indenture) or Event of Default (as indicated below) exists.

Certain Other Covenants

               The applicable prospectus supplement will describe any material covenants in respect of a series of offered debt securities. Other than the covenants that are included in the indenture as described above or as described in the applicable prospectus supplement, the indenture will not provide holders of debt securities protection in the event of a highly-leveraged transaction, reorganization, restructuring, merger or similar transaction involving us which could adversely affect holders of debt securities.

Events of Default

               Unless otherwise specified in the applicable prospectus supplement, the following will constitute events of default (each an "Event of Default") under the indenture with respect to debt securities of any series:

               . failure to pay principal of and premium, if any, on any debt security of that series when due and payable at maturity, upon redemption or otherwise;

               . failure to pay any interest on any debt security of that series when due, and the Default continues for 30 days;

               . an Event of Default, as defined in the debt securities of that series, occurs and is continuing, or we fail to comply with any of our other agreements in the debt securities of that series or in the indenture with respect to that series and the Default continues for the period and after the notice provided therein (and described below); and

               .    certain events of bankruptcy, insolvency or reorganization.

A Default under the third bullet point above is not an Event of Default with respect to a particular series of Securities until the trustee or the holders of at least 50% in principal amount of the then outstanding Securities of that series notify us of the Default and we do not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

               If an Event of Default with respect to outstanding debt securities of any series (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) shall occur and be continuing, either the trustee or the holders of at least 50% in principal amount of the outstanding debt securities of that series by notice, as provided in the indenture, may declare the unpaid principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such lesser amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

               The indenture will provide that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

               We will be required to furnish to the trustee under the indenture annually a statement as to our performance of our obligations under that indenture and as to any default in such performance.

Modification and Waiver

               We and the trustee may amend the indenture or the debt securities with the written consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment with each series voting as a separate class, except that the right of any holder to receive payment of principal of, premium, if any, and interest, if any, on the debt securities, on or after the respective due dates expressed in such securities, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the holder. The holders of a majority in principal amount of the then outstanding debt securities of any series may also waive compliance in a particular instance by us with any provision of the indenture with respect to the debt securities of that series; provided, however, that without the consent of each holder of debt securities affected, an amendment or waiver may not:

               . reduce the percentage of the principal amount of debt securities whose holders must consent to an amendment or waiver;

               . reduce the rate or change the time for payment of interest on any debt security;

               . reduce the principal of or change the fixed maturity of any debt security, reduce the amount of, or postpone the date fixed for redemption or alter the conversion provisions;

               . make any debt security payable in money other than that stated in the debt security;

               . make any change in the provisions concerning the matters covered by this sentence with respect to waivers and consents, waivers of Default or Events of Default by holders or the rights of holders to recover the principal of, or interest on, any debt security; or

               . waive a default in the payment of the principal of, or interest on, any debt security, except as otherwise provided in the indenture.

We and the trustee may amend the indenture or the debt securities without notice to or the consent of any holder of a debt security:

               .    to cure any ambiguity, defect or inconsistency;

               . to comply with the indenture's provisions with respect to successor corporations;

               . to comply with any requirements of the Commission in connection with the qualification of the indenture under the TIA;

               . to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

               . to add to, change or eliminate any of the provisions of the indenture in respect of one of more series of debt securities, provided, however, that any such addition, change or elimination

                         . shall neither apply to any debt security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, nor modify the rights of a holder of any such debt security with respect to such provision; or

                         . shall become effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

               . to make any change that does not adversely affect in any material respect the interest of any holder of any series; or

               . to establish additional series of debt securities as permitted by the indenture.

               The holders of a majority in principal amount of the then outstanding debt securities of any series, by notice to the trustee, may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of, or any interest on, any debt security with respect to the debt securities of that series. However, the holders of a majority in principal amount of the then outstanding debt securities of an applicable series, by notice to the trustee, may rescind an acceleration of the unpaid principal and accrued interest on such series and the consequences of such acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

Termination of Our Obligations under the Debt Securities and the Indenture

               Except as otherwise described below, we may terminate our obligations under the debt securities of any series and the indenture with respect to that series of debt securities if:

               . all previously authenticated and delivered debt securities of that series (other than destroyed, lost or stolen debt securities which have been replaced or debt securities which are paid or debt securities for whose payment money or securities has theretofore been held in trust and thereafter repaid to us) have been delivered to the trustee for cancellation and we have paid all sums payable by us under the indenture; or

               . the debt securities mature within one year or all such debt securities are to be called for redemption within one year after arrangements satisfactory to the trustee for giving the notice of redemption; and we irrevocably deposit in trust with the trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, as trust funds solely for the benefit of the holders of debt securities for that purpose, money or U.S. government obligations, or a combination thereof, with the U.S.

                    government obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the debt securities to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture; or

               .    we effect the following:

                         . we irrevocably deposit in trust with the trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, as trust funds solely for the benefit of the holders of debt securities for that purpose, money or U.S. government obligations, or a combination thereof, with the U.S. government obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the debt securities to maturity or redemption, as the case may be;

                         . we have delivered to the trustee (A) a ruling directed to the trustee received from the Internal Revenue Service to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under this third bullet point and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or
                              (B) an opinion of counsel to the same effect as the ruling described in subclause (A) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of the indenture such that a ruling from the Internal Revenue Service is no longer required;

                         . we have paid or caused to be paid all sums then payable by us under the indenture; and

                         . we have delivered to the trustee for such series an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in this third bullet point relating to termination of our obligations have been complied with.

               Our obligations under sections of the indenture relating to the registrar and the paying agent, their obligations, the maintenance of a list of holders, transfers of debt securities, replacement of securities, payment (together with payment obligations under the debt securities), compensation and indemnity of the trustee, replacement of the trustee and repayment to us of excess money held by the trustee or the paying agent, shall survive until the debt securities are no longer outstanding. If the ruling from the Internal Revenue Service or opinion of counsel referred to in the second sub-bullet point of the third bullet point above is based on or assumes that our payment obligations under the indenture or our payment obligations under the debt securities will continue (or is silent with respect thereto), then such discharge shall constitute only a "covenant defeasance" and, consequently, we shall remain liable for the payment of the debt securities. However, if and when a ruling from the Internal Revenue Service or opinion of counsel referred to in the second sub-bullet point of the third bullet point above is able to be provided specifically without regard to, and not in reliance upon, the continuance of our payment obligations under the indenture and our payment obligations under the debt securities, then our payment obligations under the indenture and the debt securities shall cease upon delivery to the trustee of such ruling or opinion of counsel and compliance with the other conditions precedent provided for in the third bullet point above relating to the satisfaction and discharge of the indenture. In such a case (a "legal defeasance") holders would be able to look only to the trust fund for payment of principal and any interest on the debt securities.

Regarding the Trustees

          The trustee with respect to the first series of debt securities, if any, will be identified in the prospectus supplement relating to such debt securities. Other trustees may be designated for any subsequent series of debt securities. The indenture and provisions of the TIA incorporated by reference therein, contain certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

          The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The TIA and the indenture provide that in case an Event of Default shall occur (and be continuing), the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

                            DESCRIPTION OF WARRANTS

          We may issue equity warrants. Warrants may be issued independently or together with any Securities and may be attached to or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant thereto. As of the date hereof, we have no warrants outstanding.

          The applicable prospectus supplement will describe the terms of equity warrants offered thereby, the warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants (together with debt warrant certificates, "Warrant Certificates"), including the following:

          .    the title of such equity warrants;

          . the Securities (i.e. preferred stock or common stock) for which such equity warrants are exercisable;

          .    the price or prices at which such equity warrants will be issued;

          . if applicable, the designation and terms of the preferred stock or common stock with which such equity warrants are issued, and the number of such equity warrants issued with each such share of preferred stock or common stock;

          . if applicable, the date on and after which such equity warrants and the related preferred stock or common stock will be separately transferable;

          . if applicable, a discussion of any material federal income tax considerations; and

          . any other terms of such equity warrants, including terms, procedures and limitations relating to the exchange and exercise of such equity warrants.

          Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations, and equity warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of our stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Exercise of Warrants

          Each warrant will entitle the holder to purchase for cash such principal amount of Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

          Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining warrants.

                        DESCRIPTION OF PREFERRED STOCK

          The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of the preferred stock offered by any prospectus supplement will be described in such prospectus supplement. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our restated certificate of incorporation, and the certificate of designation relating to each series of the preferred stock which will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of the preferred stock.

General

          We have the authority to issue 25,000,000 shares of preferred stock, $1.00 par value per share (which includes the preferred stock offered by this prospectus).

          We have authorized 600,000 shares of Series A Junior Participating Preferred Stock ("Junior Preferred Stock") in connection with our dividend distribution of one Preferred Share Purchase Right for each outstanding share of our common stock. Each Right entitles its holder to buy one one-hundredth of a share of the Junior Preferred Stock at an exercise price of $60 per share. The Rights only become exercisable if a person or group acquires or makes an offer to acquire 15 percent or more of our common stock. As of the date hereof, we have no preferred stock outstanding.

          Under our certificate of incorporation, our board of directors is authorized without further stockholder action to designate and provide for the issuance of up to 25,000,000 shares of preferred stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors (as used herein the term "our board of directors" includes any duly authorized committee thereof).

          The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

          . the designation and stated value per share of such preferred stock and the number of shares offered;

          .    the amount of liquidation preference per share;

          . the initial public offering price at which such preferred stock will be issued;

          . the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

          .    any redemption or sinking fund provisions;

          .    any conversion or exchange rights; and

          . any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

          The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Dividend Rights

          Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the prospectus supplement relating to such series of the preferred stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates, fixed by our board of directors, as specified in the prospectus supplement relating to such series of preferred stock.

          Such dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and we will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of such series.

          Unless otherwise specified in the applicable prospectus supplement, so long as the shares of any series of the preferred stock are outstanding, unless:

          . full dividends (including if such preferred stock is cumulative, dividends for prior dividend periods) have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock (other than Junior Stock, as defined below); and

          . we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of preferred stock of such series or any shares of any of our other preferred stock of any class or series (other than Junior Stock), we may not declare any dividends on any shares of common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock (the common stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations of our stock, other than in Junior Stock which is neither convertible into nor exchangeable or exercisable for, any of our securities other than Junior Stock.

Liquidation Preferences

          Unless otherwise specified in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution to such series of the preferred stock, the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock of any series and any other shares of our preferred stock (including any other series of the preferred stock) ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of our preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, unless otherwise provided in the applicable prospectus supplement, the holders of each such series of the preferred stock will be entitled to no further participation in any distribution of our assets.

Redemption

          A series of the preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of our preferred stock.

          In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date (unless default is made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

          Unless otherwise specified in the applicable prospectus supplement, so long as any dividends on shares of any series of the preferred stock or any other series of our preferred stock ranking on a parity as to dividends and distribution of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Conversion and Exchange Rights

          The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted into shares of common stock or another series of preferred stock will be set forth in the prospectus supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock or the number of shares of another series of preferred stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Voting Rights

          Except as indicated in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, the holders of the preferred stock will not be entitled to vote for any purpose.

                             PLAN OF DISTRIBUTION

          We may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable prospectus supplement. We have reserved the right to sell Securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

          Underwriters may offer and sell Securities:

          .    at a fixed price or prices, which may be changed;

          .    at market prices prevailing at the time of sale;

          .    at prices related to such prevailing market prices; or

          .    at negotiated prices.

We also may, from time to time, authorize dealers, acting as our agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

          Any underwriting compensation paid by us to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.

          To facilitate the offering of Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involves the sale by persons participating in the offering of more Securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the Securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

          Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

                                 LEGAL MATTERS

          Certain legal matters with respect to the Securities offered by this prospectus will be passed upon for us by Latham & Watkins, San Francisco, California.

                                    EXPERTS

          The consolidated financial statements of Cordant Technologies Inc. incorporated by reference in Cordant Technologies Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

     Securities and Exchange Commission Fee...................  $ 139,920
     *Rating Agency Fees......................................    120,000
     *Legal Fees and Expenses.................................     50,000
     *Accounting Fees and Expenses............................     15,000
     *Blue Sky Fees...........................................     10,000
     *Trustee/Issuing & Paying Agent Fees and Expenses........     10,000
     *Miscellaneous...........................................      5,080
                                                                --------------
          *Total..............................................  $ 350,000
                                                                ==============

___________
*Estimated.

Item 15.  Indemnification of Directors and Officers

The Company has the power, pursuant to Section 145 of the Delaware General Corporation Law, to limit the liability of its directors from certain breaches of fiduciary duty and to indemnify its directors, officers and other persons for certain acts.

Articles NINTH of the Company's Certificate of Incorporation provide as follows:

"NINTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

     (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation."

Item 16.  Exhibits


  1.1*      Form of Underwriting Agreement.
  4.1       Restated Certificate of Incorporation of the Company, which was filed as Exhibit 3 to the Company's
            Annual Report on Form 10-K for the fiscal year ended June 30, 1989, and is incorporated by reference herein.
  4.2       Bylaws of the Company, as amended to date, which were filed as Exhibit 3 to the Company's Annual
            Report on Form 10-K for the fiscal year ended June 30, 1993, and are incorporated by reference herein.
  4.3       Rights Agreement dated May 22, 1997, between the Company and First Chicago Trust Company of New
            York, which was filed as Exhibit 4 filed with the Company's Form 8-A dated May 28, 1997, and is incorporated by reference herein.
  4.4       Indenture dated as of March 3, 1998, between the Company and Harris Trust and Savings Bank, which was filed as Exhibit 4.1 to the Company's Report on Form 8-K dated March 4, 1998, and is incorporated by reference herein.
  4.5*      Form of Warrant Agreement for Equity Securities.
  5.1       Opinion of Latham & Watkins.
 12.1       Statement regarding Computation of Ratios.
 23.1       Consent of Ernst & Young LLP.
 23.2       Consent of Latham & Watkins (included in Exhibit 5.1).
 24.1       Powers of Attorney (included on Page II-5).

 25.1**     Statement of Eligibility of Trustee on Form T-1.

___________
*To be filed by a report on Form 8-K pursuant to Regulation S-K, Item 601(b). **To be filed by amendment.

Item 17.  Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the Registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, Utah on January 5, 2000.

                                    CORDANT TECHNOLOGIES INC.

                                    By  /s/ James R. Wilson
                                        ---------------------------------------
                                              James R.  Wilson
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard L. Corbin with full power of substitution and full power to act without the other, such person's true and lawful attorney-in-fact and agent to act for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 5, 2000.

                   Signature                                                       Title
                   ---------                                                       -----
                                                         Chairman of the Board, President and Chief Executive
                                                         Officer (Principal Executive Officer)
/s/ James R. Wilson
-----------------------------------------------
James R. Wilson
                                                         Executive Vice President and Chief Financial Officer
                                                         (Principal Financial Officer)
/s/ Richard L. Corbin
-----------------------------------------------
Richard L. Corbin

                                                         Vice President and Controller
                                                         (Principal Accounting Officer)
/s/ Michael R. Ayers
-----------------------------------------------
Michael R. Ayers

                                                         Director
/s/ Neil A. Armstrong
-----------------------------------------------
Neil A. Armstrong

                                                         Director
/s/ Michael P.C. Carns
-----------------------------------------------
Michael P.C. Carns

                                                         Director
/s/ Edsel D. Dunford
-----------------------------------------------
Edsel D. Dunford

                                                         Director
/s/ Robert H. Jenkins
-----------------------------------------------
Robert H. Jenkins

                                                         Director

-----------------------------------------------
Steven G. Lamb

                                                         Director
/s/ David J. Lesar
-----------------------------------------------
David J. Lesar

                                                         Director
/s/ Charles S. Locke
-----------------------------------------------
Charles S. Locke


                                                         Director
/s/ D. Larry Moore
-----------------------------------------------
D. Larry Moore


                                                         Director
/s/ William O. Studeman
-----------------------------------------------
William O. Studeman


                                                         Director
/s/ Donald C. Trauscht
-----------------------------------------------
Donald C. Trauscht

                                 EXHIBIT INDEX

  1.1*      Form of Underwriting Agreement.
  4.1       Restated Certificate of Incorporation of the Company, which was filed as Exhibit 3 to the Company's
            Annual Report on Form 10-K for the fiscal year ended June 30, 1989, and is incorporated by reference herein.
  4.2       Bylaws of the Company, as amended to date, which were filed as Exhibit 3 to the Company's Annual
            Report on Form 10-K for the fiscal year ended June 30, 1993, and are incorporated by reference herein.
  4.3       Rights Agreement dated May 22, 1997, between the Company and First Chicago Trust Company of New
            York, which was filed as Exhibit 4 filed with the Company's Form 8-A dated May 28, 1997, and is incorporated by reference herein.
  4.4       Indenture dated as of March 3, 1998, between the Company and Harris Trust and Savings Bank, which was filed as Exhibit 4.1 to the Company's Report on Form 8-K dated March 4, 1998, and is incorporated by reference herein.
  4.5*      Form of Warrant Agreement for Equity Securities.
  5.1       Opinion of Latham & Watkins.
 12.1       Statement regarding Computation of Ratios.
 23.1       Consent of Ernst & Young LLP.
 23.2       Consent of Latham & Watkins (included in Exhibit 5.1).
 24.1       Powers of Attorney (included on Page II-5).

 25.1**     Statement of Eligibility of Trustee on Form T-1.

___________
*To be filed by a report on Form 8-K pursuant to Regulation S-K, Item 601(b). **To be filed by amendment.